Exhibit 99.16

CONSENT OF DR. BING WANG

In connection with Imperial Metals Corporation’s (the “Company”) Registration Statement on Form F-7 (the “Form F-7”) being filed with the United States Securities and Exchange Commission, I consent to the references of my name and to the use of information of a scientific or technical nature attributed to me in the Company’s Annual Information Form dated March 25, 2022 for the year ended December 31, 2021 being incorporated by reference and filed with the Form F-7.

DATED: May 19, 2022

/s/ Bing Wang
Bing Wang